                                                                   Exhibit 10.73


                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement ("Agreement") is entered into as of July 1, 1997, by Letronix Acquisition Corp., a Nevada corporation ("Buyer"), and Polyphase Corporation, a Nevada corporation ("Seller").

                                    RECITALS
                                    --------

     Seller desires to sell, and Buyer desires to purchase, 1,960,000 shares (the "Shares") of capital stock of DSI f/k/a PC Networx America, Inc. f/k/a CSC Micro, Nevada Charter No. 23188-95, a Nevada corporation (the "Company"), being all of the outstanding shares of the Common Stock, par value $.001 per share, of the Company (the "Common Stock"), owned by Seller for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT
                                   ---------

     The parties, intending to be legally bound, agree as follows:

1.   Sale and Transfer of Shares; Closing.
     ------------------------------------

     1.1  Shares.  Subject to the terms and conditions of this Agreement, at the
          ------
Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     1.2  Purchase Price.  The purchase price (the "Purchase Price") for the
          --------------
Shares will be equal to the book value of the outstanding shares of Common Stock of the Company as of September 30, 1996, which is $2,304,000 less the cash heretofore paid by LAC to Poly pursuant to the Stock Purchase Agreement dated July 1, 1996. The Purchase Price shall be paid as follows:

          (a) $100,000 within ten (10) days of the date of the execution of this Agreement;

          (b) $100,000 paid on or before one hundred eighty (180) days from the execution hereof; and

          (c) the issuance by LAC of 1,629,000 shares of Series B Preferred Stock. having the designations, preferences and relative, participating, optional and other rights as set forth on the Designation of Class B Preferred Stock attached hereto as Annex A and as the replacement for the One Million One Hundred Seventy Five Thousand (1,175,000) shares of the Buyer's Class A Preferred Stock that was issued to Seller in partial consideration of the Stock Purchase Agreement entered into between the Parties on July 1, 1996;

     1.3  Closing.  The purchase and sale (the "Closing") provided for in this
          ------
Agreement will take place at the offices of Seller at 16885 Dallas Parkway, 4th Floor, Dallas, Texas, at 10:00 a.m. (local time) on July 10, 1997 or at such other time and place as the parties may agree (the "Closing Date"). Failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.4  Closing Obligations.  At the Closing:
          -------------------

          (a)  Seller will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) (which Buyer will return to Seller as collateral as hereinafter described);

               (ii) a certificate executed by Seller to the effect that, except as otherwise stated in such certificate, each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule (as hereinafter defined) that were delivered by Seller to Buyer at or prior to the Closing Date); and

               (iii) One Million One Hundred Seventy Five Thousand (1,175,000) shares of the Buyer's Class A Preferred Stock that was issued to Seller in partial consideration of the Stock Purchase Agreement entered into between the Parties on July 1, 1996.

          (b) Buyer will deliver to Seller the Purchase Price at Closing, as follows:

               (i) within ten (10) days of the Closing Date, cash in the amount of One Hundred Thousand Dollars ($100,000) by bank cashier's or certified check or attorney's trust account check, payable to the order of Seller, or, at Seller's election, by wire transfer to accounts specified by Seller;

               (ii) 1,629,000 shares of Buyer's Class B Preferred stock, par value $1.00 per share (the "Preferred Stock"), having the designations, preferences and relative, participating, optional and other rights as set forth on the Designation of Class B Preferred Stock attached hereto as Annex A;

               (iii) One Hundred Thousand Dollars ($100,000), on or before the expiration of one hundred eighty (180) days from the date hereof, by bank cashier's or certified check or attorney's trust account check, payable to the order of Seller, or, at Seller's election, by wire transfer to accounts specified by Seller; and

               (iv) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date.

2.   Representations and Warranties of Seller.
     ----------------------------------------

     Seller represents and warrants to Buyer as follows:

     2.1  Organization and Good Standing.  Seller is a corporation duly
          ------------------------------
organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     2.2  Authority; No Conflict.
          ----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform this Agreement.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of any provision of the certificate of incorporation or bylaws of the Seller;

               (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any federal, state or local order, law, ordinance or regulation or any injunction, judgment, order or decree of any court, administrative agency or other governmental body to which any Seller, or any of the assets owned or used by any Seller, may be subject;

               (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contracts applicable to the Seller that would have a material adverse effect on the Seller; or

               (iv) result in the imposition or creation of any charge, claim, lien, option, pledge, security interest or restriction of any kind upon or with respect to any of the assets owned or used by any Seller.

     2.3  Ownership; Capitalization.
          --------------------------

          (a) Seller is or will be on the Closing Date the record and beneficial owner and holder of all the Shares, free and clear of any charge, claim, lien, option, pledge, security interest or restriction of any kind.

          (b) All of the outstanding equity securities of Seller have been duly authorized and validly issued and are fully paid and nonassessable.

     2.4  Brokers or Finders.  Seller and its agents have incurred no obligation
          ------------------
or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.  Representations and Warranties of Buyer.
    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     3.1  Organization and Good Standing.  Buyer is a corporation duly
          ------------------------------
organized, validly existing, and in good standing under the laws of the State of Nevada.

     3.2  Authority; No Conflict.
          ----------------------

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute, deliver and perform its obligations under this Agreement.

          (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated by this Agreement by Buyer will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by this Agreement pursuant to:

               (i) any provision of Buyer's certificate of incorporation or bylaws;

               (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

               (iii) any federal, state or local order, law, ordinance or regulation or injunction, judgment, order or decree of any court, administrative agency or other governmental body to which Buyer may be subject; or

               (iv) any agreement, contract, obligation, promise or undertaking to which Buyer is a party or by which Buyer may be bound.

          (c) Buyer is not and will not be required to obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

     3.3  Investment in Shares.
          --------------------

          (a) Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

          (b) Buyer has received all information it believes necessary to make an informed decision about its acquisition of the Shares.

          (c) Each of the equity owners of Buyer is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

          (d) Buyer understands that the Shares are not registered under federal or state securities laws and may not be offered, sold, transferred or otherwise disposed of except pursuant to a registration statement or an exemption from registration under those laws.

          (e) Buyer acknowledges that the certificates representing the Shares may bear a legend substantially as follows:

          THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, OR
          (2) AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.

     3.4  Certain Proceedings.  There is no pending proceeding against Buyer
          -------------------
that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To Buyer's knowledge, no such proceeding has been threatened.

     3.5  Brokers or Finders.  Buyer and its officers and agents have incurred
          ------------------
no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.  Conditions Precedent to Buyer's Obligation to Close.
    ---------------------------------------------------

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     4.1  Accuracy of Representations.  All of Seller's representations and
          ---------------------------
warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     4.2  Seller's Performance.
          --------------------

          (a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects;

          (b) Each document required to be delivered pursuant to Section 1.4(a), must have been delivered.

     4.3  Additional Documents.  In addition to the documents delivered pursuant
          --------------------
to Section 1.4, Seller shall deliver to Buyer such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, or (iii) evidencing the satisfaction of any condition referred to in this Section 4.

     4.4  No Proceedings.  Since the date of this Agreement, there must not have
          --------------
been with respect to Buyer (i) any effective injunction, writ, or temporary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed acquisition not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed acquisition, or to limit in any way Buyer's right to acquire the Shares.

5.   Conditions Precedent to Seller's  Obligation to Close.
     -----------------------------------------------------

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     5.1  Accuracy of Representations.  All of Buyer's representations and
          ---------------------------
warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     5.2  Buyer's Performance.
          -------------------

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 1.4(b) and must have paid the Purchase Price required to be made by Buyer pursuant to Section 1.4(b).

     5.3  Additional Documents.  In addition to the documents to be delivered to
          --------------------
Seller, pursuant to Section 1.4, Buyer shall deliver all such documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (iii) evidencing the satisfaction of any condition referred to in this Section 5.

     5.5  No Proceedings.  Since the date of this Agreement, there must not have
          --------------
been with respect to Seller (i) any effective injunction, writ, or temporary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the proposed acquisition not be consummated or (ii) any action, suit, or proceeding pending or threatened by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the proposed acquisition, or to limit in any way Seller's right to sell the Shares.

6.   General Provisions.
     ------------------

     6.1  Expenses.  Except as otherwise expressly provided in this Agreement,
          --------
each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

     6.2  Notices.  All notices, consents, waivers, and other communications
          -------
under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Seller:

          Polyphase Corporation
          16885 Dallas Parkway
          4th Floor
          Dallas, Texas 75248
          Facsimile No.: (214) 732-6430

          Attention:  Jim Rudis

     with a copy to:

          Jenkens & Gilchrist,
          A Professional Corporation
          1445 Ross Ave.
          Suite 3200
          Dallas, Texas 75202
          Facsimile No.:  (214) 855-4300

          Attention:  Ronald J. Frappier

     Buyer:

          Letronix Acquisition Corporation
          2620 South Maryland Parkway, Suite 202
          Las Vegas, Nevada  89109
          Facsimile No.:  (214) 980-0790

          Attention:  President

     with a copy to:

          Albert B. Greco, Jr., Esq.
          16885 Dallas Parkway
          Suite 313
          Dallas, Texas  75248
          Facsimile No.:   (972) 818-7343

     6.3  Jurisdiction; Service of Process.  Any action or proceeding seeking to
          --------------------------------
enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     6.4  Further Assurances.  The parties agree (a) to furnish upon request to
          ------------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     6.5  Waiver.  The rights and remedies of the parties to this Agreement are
          ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     6.6  Entire Agreement and Modification.  This Agreement supersedes all
          ---------------------------------
prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     6.7  Assignments, Successors, and No Third-party Rights.  No party may
          --------------------------------------------------
assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     6.8  Severability.  If any provision of this Agreement is held invalid or
          ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     6.9  Section Headings, Construction.  The headings of Sections in this
          ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     6.10  Time of Essence.  With regard to all dates and time periods set forth
           ---------------
or referred to in this Agreement, time is of the essence.

     6.11  Governing Law.  This Agreement will be governed by the laws of the
           -------------
State of Texas without regard to conflicts of laws principles.

     6.12  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              Seller:

                              POLYPHASE CORPORATION



                              ---------------------------------------------
                              By:  JIM RUDIS
                              Its:  President


                              Buyer:

                              LETRONIX ACQUISITION CORPORATION



                              ----------------------------------------------
                              By:  ALBERT B. GRECO, JR.
                              Its:  President